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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the incorporation by reference in the Registration Statement (No. 33-81976) on Form S-3 of TEPPCO Partners, L.P. of our report dated June 1, 2001, relating to the consolidated balance sheets of Texas Eastern Products Pipeline Company, LLC and subsidiary as of December 31, 2000, which report appears in the Current Report on Form 8-K of TEPPCO Partners, L.P. filed November 30, 2001.

/s/ KPMG LLP

Houston, Texas
November 30, 2001